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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-3 of our report dated February 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Sun Communities, Inc. We also consent to the references to our firm under the captions "Experts."



PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
September 21, 1998